PART II.  OTHER INFORMATION:

Item 6.  Exhibits and Reports on Form 8-K

    (a) Exhibits

           Number               Description

           (11)          Statement Re Computation of Per Share
                         Earnings

           (27)          Financial Data Schedule

    (b) No reports on Form 8-K were filed during the quarter for which this report is filed.





















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